Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2013, in the Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-191509) and related Prospectus of Snap Interactive, Inc. for the registration of common stock and warrants dated October 28, 2013.

/S/ ERNST & YOUNG LLP

New York, New York
October 28, 2013